EXHIBIT 24.1

                            CONSENT

                               OF

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-         ) and related Prospectus of
Canterbury Information Technology, Inc. for the registration of 66,428 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements of Canterbury Information Technology, Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 1999, filed with the Securities and Exchange Commission.

                                             /s/Ernst & Young LLP


Philadelphia, PA.

December 4, 2000